Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                               Secretary of State


1.   NAME OF CORPORATION: TAX ENCOUNTERS, INC.

2.   RESIDENT AGENT:

                 Name of Resident Agent: The Corporation Trust Company of Nevada Street Address: One East First Street, Reno, Nevada 89501

3.   SHARES:

                 Number of shares with par value: 100,000,000 Par Value: $0.001 Number of shares without par value:

4.   GOVERNING BOARD: Shall be styled as Directors

The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:
      Cindy Robison                         3157 E. Linden, Tuscon, AZ 85716
      Joel Watkins                          3653 E. 2nd, #205, Tuscon, AZ 85716

5.   PURPOSE: The purpose of the corporation shall be:

6.   FURTHER MATTERS:

7. SIGNATURES OF INCORPORATORS: The names and addresses of the incorporators signing the articles:

         Candice Maerz                             Terrie L. Bates
         3225 N. Central Ave.                      3225 N. Central Ave.
         Phoenix, AZ 85012                         Phoenix, AZ 85012

         Candice Maerz                             Terrie L. Bates
         ----------------------                    ----------------------
         Signature                                 Signature

8.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

         The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above name corporation.

         The Corporation Trust Company of Nevada By:

         /s/ ____________________________                    ______________
             Signature of Resident Agent                     Date